  FORM 8-K Cover Page
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 21, 2008

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03     Bankruptcy or Receivership.

            On Friday, November 21, 2008, Downey Savings and Loan Association, F.A. (the “Bank”), the principal operating subsidiary of Downey Financial Corp. (the “Company”), was closed by the Office of Thrift Supervision (“OTS”) and, by Order Number 2008-49 dated November 21, 2008, the OTS appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver for the Bank. On the same date, U.S. Bank, National Association acquired the banking operations, including all the deposits, of the Bank and purchased most of the Bank’s assets in a transaction facilitated by the FDIC.

            As the result of the closure of the Bank and institution of the FDIC receivership, the Company intends to file, no later than November 26, 2008, in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a voluntary petition seeking relief under Chapter 7 of Title 11 of the United States Code. The Company expects that the Bankruptcy Court will promptly appoint a bankruptcy trustee.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

            On Monday, November 24, 2008, NYSE Regulation, Inc. (“NYSE Regulation”) announced that it determined that the common stock of the Company (ticker symbol DSL) should be suspended immediately. NYSE Regulation determined that the Company is no longer suitable for trading in light of the events described in the first paragraph under Item 1.03 of this Current Report on Form 8-K. NYSE Regulation also notified the Company that it has applied to the Securities and Exchange Commission to delist the Company’s common stock pending completion of applicable procedures. The Company does not intend to contest the suspension or delisting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: November 24, 2008	By /s/ Richard B. Swinney Richard B. Swinney Corporate Secretary
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